                                                                      EXHIBIT 11


                      ELECTRONIC TELE-COMMUNICATIONS, INC.
                        COMPUTATION OF EARNINGS PER SHARE
         THREE-MONTH AND SIX-MONTH PERIODS ENDED JUNE 30, 2003 AND 2002


Earnings net of dividends paid (undistributed earnings) are allocated equally per share to weighted average Class A shares, as adjusted for the dilutive effect of stock options using the treasury stock method, and weighted average Class B shares outstanding during the year. Earnings per Class A and Class B common share were computed, as shown in the table below, by adding dividends paid per Class A and Class B common share (distributed earnings) to undistributed earnings.





The following table sets forth the computation of basic and diluted earnings per share:


                                                                 THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                                       JUNE 30                             JUNE 30
                                                                 2003              2002             2003             2002
                                                            -----------------------------      -----------------------------
Numerator for basic and diluted earnings per share:
  Net earnings (loss)                                       $  (238,829)      $    27,811      $  (598,419)      $  (108,621)
  Less dividends paid:
   Class A common                                                    --                --               --                --
   Class B common                                                    --                --               --                --
                                                            -----------------------------      -----------------------------
    Undistributed earnings (loss)                           $  (238,829)      $    27,811      $  (598,419)      $  (108,621)

Denominator for basic and diluted earnings per share:
  Weighted average shares:
   Class A common                                             2,009,149         2,009,149        2,009,149         2,009,149
   Class B common                                               499,998           499,998          499,998           499,998
                                                            -----------------------------      -----------------------------
    Total                                                     2,509,147         2,509,147        2,509,147         2,509,147

Calculation of basic and diluted earnings per share:
  Class A common:
   Distributed earnings                                     $        --       $        --      $        --       $        --
   Undistributed earnings (loss)                                  (0.10)             0.01            (0.24)            (0.04)
                                                            -----------------------------      -----------------------------
    Basic and diluted
     earnings (loss) per share                              $     (0.10)      $      0.01      $     (0.24)      $     (0.04)
                                                            =============================      =============================

  Class B common:
   Distributed earnings                                     $        --       $        --      $        --       $        --
   Undistributed earnings (loss)                                  (0.10)             0.01            (0.24)            (0.04)
                                                            -----------------------------      -----------------------------
    Basic and diluted
     earnings (loss) per share                              $     (0.10)      $      0.01      $     (0.24)      $     (0.04)
                                                            =============================      =============================



Options to purchase shares of Class A common stock under the Company's Nonqualified Stock Option Plan were outstanding during the three-month and six-month periods ended June 30, 2003 and 2002. However, these shares were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares and, therefore, the effect would be antidilutive. The number of shares excluded from the computation were 210,300 for the 2003 periods and 234,000 for the 2002 periods.